Exhibit 10.5

Indemnification Agreement

This Indemnification Agreement (this “Agreement”) is made and entered into as of  [                      ], 2006, between ADESA, Inc., a Delaware corporation (the “Company”), and  [                   ] (“Indemnitee”).

Whereas, it is essential to the Company to retain and attract talented and experienced persons as directors and officers;

Whereas, Indemnitee is an officer and/or director of the Company;

Whereas, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

Whereas, the Bylaws of the Company (the “Bylaws”) require the Company to indemnify and advance expenses to its directors and officers to the full extent permitted by law;

Whereas, Indemnitee has been serving and intends to continue serving as a director and/or officer of the Company in part in reliance on the Bylaws and this Agreement;

Whereas, in recognition of the increased difficulty in attracting and retaining the most capable persons as directors and officers and Indemnitee’s need for (i) substantial protection against personal liability based on Indemnitee’s reliance on the Bylaws, (ii) specific contractual assurance that the protection promised by the Bylaws will be available to Indemnitee, regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Board of Directors of the Company (the “Board”) or acquisition transaction relating to the Company, and (iii) an inducement to continue to provide effective services to the Company as a director and/or officer thereof, the Company believes it is in the best interests of the Company and its stockholders to provide for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

Now, Therefore, in consideration of the promises and as an inducement to Indemnitee to serve as a director or officer of the Company directly or, at its request, another enterprise, the parties hereto, intending to be legally bound hereby, agree as follows:

1.             Certain Definitions.  In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a)           Affiliate:  has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)           Change in Control:  shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(1)           Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35 percent or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding Voting Securities of the Company (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:  (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (D) any acquisition by any corporation pursuant to a transaction that complies with Sections 1(b)(3)(i), 1(b)(3)(ii) and
1(b)(3)(iii);

(2)           Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3)           Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the

Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35 percent or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(4)           Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, in the event of any disposition of all or substantially all of the assets of the Company pursuant to a spin-off, split-up or similar transaction (a “Spin-off”), such Spin-off shall not be deemed a Change of Control if, immediately following the Spin-off, the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 100 percent of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entities resulting from such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities; provided, that if another Business Combination involving any resulting entity occurs in connection with or following a Spin-off, such Business Combination shall be analyzed separately for purposes of determining whether a Change of Control has occurred.

(c)           Claim:  means any threatened, asserted, pending or completed claim, action, suit or proceeding, or any hearing, inquiry or investigation, whether instituted by the Company or any governmental agency or any other party, that Indemnitee in good faith believes might lead to the institution of any such claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism.

(d)           Company:  includes, in addition to ADESA, Inc., any Subsidiary of ADESA, Inc. and any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which ADESA, Inc. (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that if Indemnitee is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(e)           Expenses:  include attorneys’ fees and all other costs, expenses and obligations (including experts’ fees, court costs, retainers, transcript fees, duplicating costs, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, settling, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

(f)            Indemnifiable Amounts:  means any and all Expenses, liability, loss and damages (including judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement and all interest, assessments or other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, excise taxes or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event.

(g)           Indemnifiable Event:  means any event or occurrence, whether occurring before or after the date of this Agreement, related to the fact that Indemnitee is or was or is claimed to be an officer and/or director or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity, or by reason of the fact that Indemnitee personally guaranteed any obligation of the Company.

(h)           Independent Legal Counsel:  means an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who is experienced in matters of corporate law and who shall not have otherwise performed services for the Company or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).  Such Independent Legal Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in any action to determine Indemnitee’s rights under this Agreement.

(i)            Other enterprise or another enterprise:  means any other corporation or any partnership, joint venture, trust, employee benefit plan or enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent.

(j)            Reviewing Party:  means any appropriate person or body consisting of a member or members of the Board, any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(k)           Subsidiary:  means any corporation, partnership or other entity or organization of which more than 50% of the outstanding voting securities or other ownership interests having by their terms ordinary voting power to elect a majority of the board of directors is directly or indirectly owned or controlled by the Company, by one or more of its Subsidiaries (as defined in the preceding clause) or by the Company and any one or more of its Subsidiaries.

(l)            Voting Securities:  means any securities of the Company which vote generally in the election of directors.

2.             Basic Indemnification Arrangement; Advancement of Expenses.

(a)           In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all Indemnifiable Amounts.

(b)           If so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all Expenses incurred by Indemnitee (an “Expense Advance”).  The Company shall, in accordance with such request (but without duplication), either (i) pay such Expenses on behalf of Indemnitee, or (ii) reimburse Indemnitee for such Expenses.  Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any prior determination by the Reviewing Party that Indemnitee has satisfied any applicable standard of conduct for indemnification.

(c)           Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or any Expense Advances pursuant to this Agreement (i) in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless (x) the Company has joined in or the Board has authorized or consented to the initiation of such Claim or (y) the Claim is one to enforce Indemnitee’s rights under this Agreement or (ii) on account of any suit in which judgment is rendered against Indemnitee pursuant to Section 16(b) of the Exchange Act for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company.

(d)           Notwithstanding the foregoing, (i) the indemnification obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(b) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by Indemnitee shall be deemed to satisfy any requirement that Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that Indemnitee is not entitled to indemnification under applicable law); provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that

Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free.  If there has not been a Change in Control, the Reviewing Party shall be selected by the Board, and if there has been a Change in Control, the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof.  If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the States of Indiana or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding.  The basis of such indemnification by virtue of a court determination shall be a determination by such court that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct.  Neither a contrary determination in the specific case under this Section 2(d) nor the absence of any determination hereunder shall be a defense to such application or create a presumption that Indemnitee has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 2(d) shall be given to the Company promptly upon the filing of such application.  If successful, in whole or in part, Indemnitee shall also be entitled to be paid the Expenses of prosecuting such application.  Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

3.             Change in Control.  The Company agrees that if there is a Change in Control of the Company then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement, applicable law, the Certificate of Incorporation of the Company (the “Charter”) or the Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld).  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.             Indemnification for Additional Expenses.  The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall provide such Expense Advances to Indemnitee subject to and in accordance with Section 2(b), which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or payment of Expense Advances by the Company under this Agreement, the Bylaws or the Charter now or hereafter in effect and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether

Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be.

5.             Partial Indemnity, Etc.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6.             Witness Expenses.  The Company agrees to compensate Indemnitee for the reasonable value of Indemnitee’s time spent, and to reimburse Indemnitee for all Expenses incurred by Indemnitee, in connection with being a witness, or if Indemnitee is threatened to be made a witness, with respect to any Claim involving the Company to which Indemnitee is not a party.

7.             Burden of Proof.  In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the Reviewing Party or court shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled.

8.             Reliance as Safe Harbor.  For purposes of this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, if Indemnitee’s actions or omissions are based on the records or books of account of the Company or another enterprise, or on information supplied to such person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise.  In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right of indemnity hereunder.  The provisions of this Section 8 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct.

9.             No Other Presumptions.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the

Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

10.           Nonexclusivity, Etc.  The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Bylaws or the Charter or applicable law or otherwise.  To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Bylaws or the Charter or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

11.           Liability Insurance.  To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

12.           Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company (or any Affiliate of the Company) against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

13.           Amendments, Etc.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

14.           Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

15.           No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Bylaws, the Charter or otherwise) of the amounts otherwise indemnifiable hereunder.

16.           Defense of Claims.  The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense.  The Company shall not waive any privilege or right available to Indemnitee in any such Claim without Indemnitee’s prior written consent.  The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent.  The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event which Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim.  Neither the Company nor Indemnitee shall unreasonably withhold its or his or her consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.  If Indemnitee is the subject of or is implicated in any way during any proceeding, the Company will share with Indemnitee any information it has turned over to any third parties concerning the investigation.

17.           Binding Effect, Etc.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all, substantially all, or a substantial part, of the business and/or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or director of the Company or of any other entity or other enterprise at the Company’s request.

18.           Security.  To the extent requested by Indemnitee and approved by the Company’s Board of Directors, the Company may at any time and from time to time provide security to Indemnitee for the obligations of the Company hereunder through an irrevocable bank line of credit, funded trust or other collateral or by other means.  Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of such Indemnitee.

19.           Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

20.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

21.           Headings.  The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

22.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

[Signatures on Next Page]

In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

ADESA, Inc.,

By:
Name:
Title:

Indemnitee

By:
Name: